Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-281068) of Windstream Parent, Inc. of our report dated March 24, 2025 relating to the financial statement, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Little Rock, Arkansas
March 24, 2025